Exhibit 99.1

CoStar Group Sales Bookings Rise 32% and Net Income Rises 44%, Year-over-Year in Second Quarter; Company Raises Full-Year Revenue Guidance

WASHINGTON - July 23, 2019 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the quarter ended June 30, 2019, was $344 million, an increase of 16% over revenue of $297 million for the second quarter of 2018. Net income for the second quarter of 2019 was $63 million, an increase of 44% over net income of $44 million for the second quarter of 2018.

EBITDA for the second quarter of 2019 was $94 million, an increase of 45% versus EBITDA of $64 million for the second quarter of 2018. Adjusted EBITDA (which excludes stock-based compensation, acquisition and integration related costs and other items as described below) for the second quarter of 2019 was $110 million, an increase of 29% compared to adjusted EBITDA of $85 million for the second quarter of 2018.

“We achieved one of our best financial quarters in our history,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “We generated our highest company-wide net new bookings with $59 million in the second quarter, an increase of 32% year-over-year. Apartments.com is showing exceptional momentum, with second quarter sales bookings surging 122% year-over-year. Apartments.com achieved record sales bookings in the fourth quarter of 2018, then beat that record again in the first quarter of 2019, and now has beaten the record yet again with second quarter 2019 bookings soaring 44% over the first quarter. CoStar Group profitability continues to be exceptional with year-over-year growth in net income of 44% in the second quarter of 2019. Given our very strong results in the first half of 2019, we plan to raise the level of marketing investment in Apartments.com in the second half of 2019 accelerating the rate at which we are capturing market share.”

Florance continued, “Our Apartments.com network continued to expand its leadership position in traffic in the second quarter of 2019 with our highest level ever of unique visitors and visits according to ComScore. Company-wide results were strong as well achieving 52 million unique visitors to our platform in the second quarter of 2019.”

Year 2018-2019 Quarterly Results - Unaudited
(in millions, except per share data)
	2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2

Revenues	$274	$297	$306	$316	$328	$344
Net income	52	44	59	84	85	63
Net income per share - diluted	1.44	1.20	1.61	2.29	2.33	1.73
Weighted average outstanding shares - diluted	36.4	36.5	36.5	36.5	36.6	36.6

EBITDA	70	64	91	125	113	94
Adjusted EBITDA	84	85	110	139	125	110
Non-GAAP net income	60	60	79	102	92	82
Non-GAAP net income per share - diluted	1.65	1.66	2.16	2.81	2.53	2.23

“For CoStar Group, 82% of our revenue is highly visible subscription-based revenue with high renewal rates,” said Florance. “Our second quarter 2019 trailing 12-month subscription revenue grew 25% year-over-year compared to second quarter of 2018.”

As of June 30, 2019, the Company had approximately $1.3 billion in cash, cash equivalents and long-term investments, and no outstanding debt.

Non-GAAP net income for the second quarter of 2019 (which excludes amortization of acquired intangible assets, stock-based compensation and other items as described below) was $82 million or $2.23 per diluted share, an increase of $21 million or 35% versus the second quarter of 2018.

2019 Outlook
The Company is raising its revenue guidance to a range of $1.382 billion to $1.390 billion for the full year of 2019, an increase of $11 million at the midpoint of the range compared to the prior outlook. We expect revenue for the third quarter of 2019 in the range of $350 million to $354 million, representing revenue growth of 15% over the third quarter of 2018 at the midpoint of the range.

The Company is raising its adjusted EBITDA guidance to a range of $498 million to $505 million for the full year of 2019. For the third quarter of 2019, the Company expects adjusted EBITDA in a range of $123 million to $127 million.

We are raising our full-year 2019 non-GAAP net income per diluted share guidance to a range of $10.00 to $10.14, based on 36.6 million shares. For the third quarter of 2019, we expect non-GAAP net income per diluted share in a range of $2.44 to $2.52 based on 36.6 million shares. These ranges include a non-GAAP tax rate of 25%.

The preceding forward-looking statements reflect CoStar Group’s expectations as of July 23, 2019, including forward-looking non-GAAP financial measures on a consolidated basis. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest and other income (expense), loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs and settlements and impairments incurred outside the Company’s normal course of business.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2019, the Company is assuming a 25% tax rate in order to approximate our statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call at 5:00 PM EDT on Tuesday, July 23, 2019 to discuss earnings results for the second quarter and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at investors.costargroup.com. To join the conference call by telephone, please dial (800) 230-1085 (from the United States and Canada) or (612) 332-0107 (from all other countries) and refer to conference code 469773. An audio recording of the conference call will be available for replay approximately one hour after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 469773. The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenues	$343,760	$297,018	$672,185	$570,736
Cost of revenues	71,918	67,136	143,071	129,613
Gross profit	271,842	229,882	529,114	441,123

Operating expenses:
Selling and marketing (excluding customer base amortization)	119,075	112,965	207,169	201,455
Software development	28,455	26,271	56,383	49,184
General and administrative	42,337	38,056	82,413	78,646
Customer base amortization	7,175	8,816	14,857	14,619
	197,042	186,108	360,822	343,904

Income from operations	74,800	43,774	168,292	97,219
Interest and other income	5,913	2,652	10,858	5,639
Interest and other expense	(697)	(728)	(1,429)	(1,418)
Income before income taxes	80,016	45,698	177,721	101,440
Income tax expense	16,768	1,863	29,304	5,374
Net income	$63,248	$43,835	$148,417	$96,066

Net income per share - basic	$1.74	$1.22	$4.09	$2.67
Net income per share - diluted	$1.73	$1.20	$4.06	$2.64

Weighted average outstanding shares - basic	36,310	36,073	36,273	35,983
Weighted average outstanding shares - diluted	36,627	36,450	36,597	36,400

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$63,248	$43,835	$148,417	$96,066
Income tax expense	16,768	1,863	29,304	5,374
Income before income taxes	80,016	45,698	177,721	101,440
Amortization of acquired intangible assets	12,208	14,140	25,403	24,551
Stock-based compensation expense	13,816	11,228	25,845	21,640
Acquisition and integration related costs	492	9,506	741	13,028
Restructuring and related costs	2,180	—	2,248	—
Non-GAAP income before income taxes	108,712	80,572	231,958	160,659
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(27,178)	(20,143)	(57,989)	(40,165)
Non-GAAP net income	$81,534	$60,429	$173,969	$120,494

Net income per share - diluted	$1.73	$1.20	$4.06	$2.64
Non-GAAP net income per share - diluted	$2.23	$1.66	$4.75	$3.31

Weighted average outstanding shares - basic	36,310	36,073	36,273	35,983
Weighted average outstanding shares - diluted	36,627	36,450	36,597	36,400

* A 25% tax rate is assumed for 2019 and 2018, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$63,248	$43,835	$148,417	$96,066
Amortization of acquired intangible assets in cost of revenues	5,033	5,324	10,546	9,932
Amortization of acquired intangible assets in operating expenses	7,175	8,816	14,857	14,619
Depreciation and other amortization	6,546	6,444	13,010	13,016
Interest and other income	(5,913)	(2,652)	(10,858)	(5,639)
Interest and other expense	697	728	1,429	1,418
Income tax expense	16,768	1,863	29,304	5,374
EBITDA	$93,554	$64,358	$206,705	$134,786
Stock-based compensation expense	13,816	11,228	25,845	21,640
Acquisition and integration related costs	492	9,506	741	13,028
Restructuring and related costs	2,180	—	2,248	—
Adjusted EBITDA	$110,042	$85,092	$235,539	$169,454

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,297,812	$1,100,416
Accounts receivable, less allowance of $5,452 and $5,709 as of June 30, 2019 and December 31, 2018, respectively	95,583	89,192
Prepaid expenses and other current assets	20,367	23,690
Total current assets	1,413,762	1,213,298

Long-term investments	10,070	10,070
Deferred income taxes, net	5,670	7,469
Property and equipment, net	84,518	83,303
Lease right-of-use assets	111,004	—
Goodwill	1,617,853	1,611,535
Intangible assets, net	272,177	288,911
Deferred commission costs, net	83,874	76,031
Deposits and other assets	6,762	7,432
Income tax receivable	14,908	14,908
Total assets	$3,620,598	$3,312,957

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,996	$6,327
Accrued wages and commissions	47,394	45,588
Accrued expenses	48,932	29,821
Deferred gain on the sale of building	—	2,523
Income taxes payable	8,551	14,288
Deferred rent	—	4,153
Lease liabilities	27,097	—
Deferred revenue	58,290	51,459
Total current liabilities	197,260	154,159

Deferred gain on the sale of building	—	13,669
Deferred rent	—	31,944
Deferred income taxes, net	77,452	69,857
Income taxes payable	17,540	17,386
Lease and other long-term liabilities	124,275	4,000
Total liabilities	$416,527	$291,015

Total stockholders’ equity	3,204,071	3,021,942
Total liabilities and stockholders’ equity	$3,620,598	$3,312,957

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Six Months Ended June 30,
	2019	2018
Operating activities:
Net income	$148,417	$96,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,413	37,567
Amortization of deferred commissions costs	25,550	24,275
Amortization of debt issuance costs	438	436
Stock-based compensation expense	25,845	21,640
Deferred income taxes, net	6,359	4,291
Bad debt expense	5,224	2,857
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(10,898)	(5,089)
Prepaid expenses and other current assets	1,751	(17,655)
Deferred commissions	(33,397)	(29,554)
Lease right-of-use and other assets	11,095	(1,444)
Accounts payable and other liabilities	4,137	(16,619)
Deferred revenue	10,633	2,546
Net cash provided by operating activities	233,567	119,317

Investing activities:
Purchases of property and equipment and other assets	(14,387)	(15,851)
Cash paid for acquisitions, net of cash acquired	(13,721)	(340,074)
Net cash used in investing activities	(28,108)	(355,925)

Financing activities:
Repurchase of restricted stock to satisfy tax withholding obligations	(24,225)	(22,394)
Proceeds from exercise of stock options and employee stock purchase plan	16,695	14,214
Other financing activities	(123)	—
Net cash used in financing activities	(7,653)	(8,180)

Effect of foreign currency exchange rates on cash and cash equivalents	(410)	(397)
Net increase (decrease) in cash and cash equivalents	197,396	(245,185)
Cash and cash equivalents at the beginning of period	1,100,416	1,211,463
Cash and cash equivalents at the end of period	$1,297,812	$966,278

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended June 30,
	2019			2018
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$145,910	$6,915	$152,825	$127,289	$6,523	$133,812
Information services	18,659	2,118	20,777	13,474	2,207	15,681
Online marketplaces
Multifamily	120,488	—	120,488	104,793	—	104,793
Commercial property and land	49,505	165	49,670	42,732	—	42,732
Total revenues	$334,562	$9,198	$343,760	$288,288	$8,730	$297,018

	Six Months Ended June 30,
	2019			2018
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$286,883	$13,643	$300,526	$251,176	$12,997	$264,173
Information services	35,250	4,377	39,627	26,234	4,656	30,890
Online marketplaces
Multifamily	234,756	—	234,756	192,476	—	192,476
Commercial property and land	96,910	366	97,276	83,197	—	83,197
Total revenues	$653,799	$18,386	$672,185	$553,083	$17,653	$570,736

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
EBITDA
North America	$95,001	$64,762	$210,269	$135,817
International	(1,447)	(404)	(3,564)	(1,031)
Total EBITDA	$93,554	$64,358	$206,705	$134,786

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with 2018-2019 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2

Net income	$52.2	$43.8	$58.8	$83.5	$85.2	$63.2
Income tax expense	3.5	1.9	14.2	26.1	12.5	16.8
Income before income taxes	55.7	45.7	73.0	109.6	97.7	80.0
Amortization of acquired intangible assets	10.4	14.1	13.6	13.3	13.2	12.2
Stock-based compensation expense	10.4	11.2	9.0	12.1	12.0	13.8
Acquisition and integration related costs	3.5	9.5	7.2	1.5	0.2	0.5
Restructuring and related costs	—	—	2.3	—	0.1	2.2
Non-GAAP income before income taxes	80.1	80.6	105.1	136.5	123.2	108.7
Assumed rate for income tax expense *	25%	25%	25%	25%	25%	25%
Assumed provision for income tax expense	(20.0)	(20.1)	(26.3)	(34.1)	(30.8)	(27.2)
Non-GAAP net income	$60.1	$60.4	$78.8	$102.3	$92.4	$81.5

Non-GAAP net income per share - diluted	$1.65	$1.66	$2.16	$2.81	$2.53	$2.23

Weighted average outstanding shares - basic	35.9	36.1	36.1	36.1	36.2	36.3
Weighted average outstanding shares - diluted	36.4	36.5	36.5	36.5	36.6	36.6

* A 25% tax rate is assumed for 2019 and 2018, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2

Net income	$52.2	$43.8	$58.8	$83.5	$85.2	$63.2
Amortization of acquired intangible assets	10.4	14.1	13.6	13.3	13.2	12.2
Depreciation and other amortization	6.6	6.4	6.8	6.5	6.5	6.5
Interest and other income	(3.0)	(2.6)	(3.0)	(4.6)	(4.9)	(5.9)
Interest and other expense	0.7	0.7	0.7	0.7	0.7	0.7
Income tax expense	3.5	1.9	14.2	26.1	12.5	16.8
EBITDA	$70.4	$64.3	$91.1	$125.5	$113.2	$93.5
Stock-based compensation expense	10.4	11.2	9.0	12.1	12.0	13.8
Acquisition and integration related costs	3.5	9.5	7.2	1.5	0.2	0.5
Restructuring and related costs	—	—	2.3	—	0.1	2.2
Adjusted EBITDA	$84.4	$85.1	$109.6	$139.0	$125.5	$110.0

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended September 30, 2019		Ended December 31, 2019
	Low	High	Low	High

Net income	$65,000	$72,000	$281,000	$291,000
Income tax expense	22,000	24,000	94,000	97,000
Income before income taxes	87,000	96,000	375,000	388,000
Amortization of acquired intangible assets	12,000	12,000	49,000	49,000
Stock-based compensation expense	15,000	13,000	56,000	53,000
Acquisition and integration related costs	2,000	1,000	3,000	2,000
Restructuring and related costs	3,000	1,000	5,000	3,000
Non-GAAP income before income taxes	119,000	123,000	488,000	495,000
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(29,800)	(30,800)	(122,000)	(123,800)
Non-GAAP net income	$89,200	$92,200	$366,000	$371,200

Net income per share - diluted	$1.78	$1.97	$7.68	$7.95
Non-GAAP net income per share - diluted	$2.44	$2.52	$10.00	$10.14

Weighted average outstanding shares - diluted	36,600	36,600	36,600	36,600

* A 25% tax rate is assumed, which approximates our statutory corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended September 30, 2019		Ended December 31, 2019
	Low	High	Low	High
Net income	$65,000	$72,000	$281,000	$291,000
Amortization of acquired intangible assets	12,000	12,000	49,000	49,000
Depreciation and other amortization	7,000	7,000	26,000	26,000
Interest and other expense, net	(3,000)	(3,000)	(16,000)	(16,000)
Income tax expense	22,000	24,000	94,000	97,000
Stock-based compensation expense	15,000	13,000	56,000	53,000
Acquisition and integration related costs	2,000	1,000	3,000	2,000
Restructuring and related costs	3,000	1,000	5,000	3,000
Adjusted EBITDA	$123,000	$127,000	$498,000	$505,000

All Contacts
Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Richard Simonelli
Vice President
Investor Relations
(202) 346-6394
rsimonelli@costar.com

About CoStar Group, Inc.

CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. LoopNet is the most heavily trafficked commercial real estate marketplace online with 5.8 million monthly unique visitors. Realla is the UK’s most comprehensive commercial property digital marketplace. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. CoStar Group’s websites attracted an average of over 52 million unique monthly visitors in aggregate in the second quarter of 2019. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe and Canada with a staff of over 3,900 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's financial expectations, the Company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot or will not be sustained at the current pace, including trends related to revenue, net income, non-GAAP net income, EBITDA, adjusted EBITDA, sales bookings and traffic; the risk that the Company is unable to sustain current revenue, earnings and bookings growth rates or increase them; the risk that the Company’s Apartments.com marketing investment plans change; the risk that additional marketing investments in Apartments.com do not produce the expected results, including acceleration of the rate at which the Company captures market share; the risk that revenues for the third quarter and full year 2019 will not be as stated in this press release; the risk that net income for the third quarter and full year 2019 will not be as stated in this press release; the risk that adjusted EBITDA for the third quarter and full year 2019 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the third quarter and full year 2019 will not be as stated in this press release; and the risk that the tax rate estimates stated in this press release are incorrect or may change. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2018, and CoStar’s Quarterly Report on Form 10-Q for the period ended March 31, 2019, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, and the Company’s other filings with the SEC available at the SEC’s website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.